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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SEEQ Technology Incorporated Restated 1982 Stock Plan, as Amended and Restated and the SEEQ Technology Incorporated 1989 Nonemployee Director Stock Option, Plan, as Amended, of our report dated February 22, 1999, which appears on page 58 of the LSI Logic Corporation's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ PricewaterhouseCoopers LLP

June 24, 1999
San Jose, California